EXECUTION COPY
AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of August 30, 2016
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) among XYLEM INC., an Indiana corporation (the “Company”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    The Company, the Lenders and the Administrative Agent have entered into a Five-Year Revolving Credit Facility Agreement dated as of March 27, 2015 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)    Section 1.01 is amended by inserting in the appropriate alphabetical location the new defined terms:
“Bail-In Action” has the meaning specified in Section 10.20.
“Sensus Acquisition” means the direct or indirect acquisition by the Company of Equity Interests in Sensus USA Inc., a Delaware corporation, (y) Sensus Metering Systems (Luxco 1) S.à r.l., a Luxembourg société à responsabilité limitée and (z) subsidiaries of Sensus USA Inc. organized under the laws of Brazil, Mexico, Chile and Canada.
“Sensus Acquisition Agreement” means that certain Share Purchase Agreement dated as of as of August 15, 2016 among Sensus Worldwide Limited, Sensus Industries Limited, Sensus USA Inc., the Company and Xylem Luxembourg S.à r.l., a Luxembourg société à responsabilité limitée.
“Sensus Closing Date” means the date, if any, on which the Sensus Acquisition is consummated.
(b)    The definition of “Federal Funds Effective Rate” included in the definition of “Alternate Base Rate” in Section 1.01 is amended by deleting the phrase “arranged by Federal funds brokers”.

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(c)    The definition of “Defaulting Lender” in Section 1.01 is amended by adding to the end thereof the phrase “or a Bail-In Action”.
(d)    Section 6.05 is amended in full to read as follows:
Leverage Ratio. At any time permit the Leverage Ratio to be greater than 3.5 to 1.00; provided that, for the period, if any, beginning with the Sensus Closing Date and ending on (and including) the last day of the fourth full fiscal quarter ended after the Sensus Closing Date, the Company will not permit the Leverage Ratio at any time to exceed 4.00 to 1.00.
Notwithstanding anything to the contrary set forth herein, until (and including) the earlier of (A) the Sensus Closing Date and (B) the date on which the Sensus Acquisition Agreement terminates or expires, any Indebtedness incurred by the Company or any of its Subsidiaries to finance the Sensus Acquisition shall be disregarded for the purpose of determining compliance with this Section 6.05 to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Company or any of its Subsidiaries as unrestricted cash or cash equivalents.
(e)    A new Section 10.20 is added to read as follows:
SECTION 10.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Loan Market Association” means the London trade association, which is the self-described authoritative voice of the syndicated loan markets in Europe, the Middle East and Africa.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 2.    Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Company and Lenders constituting Required Lenders.

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SECTION 3.    Representations and Warranties of the Company. The Company represents and warrants that (i) the representations and warranties set forth in Article III of the Credit Agreement are correct in all material respects on and as of the date hereof, as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of as of such earlier date) and (ii) no Event of Default or Default has occurred and is continuing.
SECTION 4.    Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement (including, without limitation, the guarantee contained in Article VIII thereof) and the Notes and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any Notes or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Notes or any other Loan Document.
(d)    This Amendment constitutes a Loan Document and is subject to the provisions of Section 10.07 of the Credit Agreement.
SECTION 5.    Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.05 of the Credit Agreement.
SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission (PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
XYLEM INC.
By: /s/ Samir Patel
Name: Samir Patel
Title: Vice President & Treasurer
CITIBANK, N.A., as Administrative Agent
By: /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

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SIGNATURE PAGE

CONSENT to Amendment No. 1 to the Five-Year Revolving Credit Facility Agreement dated as of March 27, 2015 of XYLEM INC.

Australia and New Zealand Banking Group Limited

by /s/ Robert Grillo
Name: Robert Grillo
Title: Director

BNP Paribas

by /s/ Juliene Pecoud-Bouvet
Name: Juliene Pecoud-Bouvet
Title: Vice President

by /s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

Citibank, N.A.

by /s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

by /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

by /s/ Ross Levitsky
Name: Ross Levitsky
Title: Managing Director

Svenska Handelsbanken AB (publ), New York Branch

by /s/ Jonas Almhöjd
Name: Jonas Almhöjd
Title: Senior Vice President

by /s/ Mark Emmett
Name: Mark Emmett
Title: Vice President

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ING Branch N.V., Dublin Branch

by /s/ Padraig Matthews
Name: Padraig Matthews
Title: Vice President

by /s/ Sean Hassett
Name: Sean Hassett
Title: Director

Intesa Sanpaolo S.p.A., New York Branch

by /s/ John J. Michalisin
Name: John J. Michalisin
Title: Senior Relationship Manager

by /s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP & Head of Credit

JPMORGAN CHASE BANK, N.A.,

by /s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

MIZUHO BANK, LTD.

by /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

by /s/ Adrienne Young
Name: Adrienne Young
Title: Vice President

SEB AG

by /s/ Jügen Baudisch
Name: Jürgen Baudisch
Title: Authorized Signatory

by /s/ Ines Walter
Name: Ines Walter
Title: Authorized Signatory

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SOCIETE GENERALE

by /s/ Nigel Elvey
Name: Nigel Elvey
Title: Director

TD Bank, N.A.

by /s/ Christopher Matheson
Name: Christopher Matheson
Title: Director

U.S. Bank National Association

by /s/ Ken Gorski
Name: Ken Gorski
Title: Vice President

WELLS FARGO, NATIONAL ASSOCIATION

by /s/ Thomas Molitor
Name: Thomas Molitor
Title: Managing Director

__________________________
1 For any Lender requiring a second signature line.

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